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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the information by reference in the Registration Statement on Form S-8(SEC File No. 333-38680) of our report dated May 15, 2000, except for the third paragraph of Note 13, for which the date is June 8, 2000, relating to the consolidated financial statements of inChorus.com (formerly known as Softlink, Inc.) appearing in the Annual Report on Form 10-KSB for the year ended March 31, 2000. Our report contains an explanatory paragraph regarding inChorus.com's ability to continue as a going concern.


/s/ BDO SEIDMAN, LLP

San Jose, California
June 29, 2000